                                   EXHIBIT 15

May 15, 1996

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20459

We are aware that Cyprus Amax Minerals Company has included our report dated May 15, 1996, (issued pursuant to the provisions of Statements on Auditing Standards Nos. 71 and 42) in the Quarterly Report under Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-Q for the quarter ending March 31, 1996, which is incorporated by reference in the Prospectuses constituting a part of each of the following Registration Statements:

  (a) Registration Statements on Form S-8 (Nos. 33-1600, 33-22939 and 33-53792) with respect to Cyprus Amax Minerals Company Savings Plan and Trust.

  (b) Registration Statements on Form S-8 (Nos. 33-1603, 33-21501 and
      33-53794) with respect to the Management Incentive Program of Cyprus Amax Minerals Company and its participating subsidiaries.

  (c) Registration Statement on Form S-8 (No. 33-52812) with respect to the Stock Plan for Non-Employee Directors of Cyprus Amax Minerals Company.

  (d) Registration Statement on Form S-8 (No. 33-51011) with respect to the 1988 Amended and Restated Stock Option Plan of Cyprus Amax Minerals Company.

  (e) Registration Statement on Form S-8 (No. 33-61141) with respect to the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees.

  (f) Prospectus constituting part of the Registration Statement on Form
      S-3 (No. 33-36413) with respect to Cyprus Amax Minerals Company Savings Plan and Trust.

  (g) Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-54097), as amended, with respect to Cyprus Amax Minerals Company and Cyprus Amax Finance Corporation.

  (h) Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-54097) with respect to Cyprus Amax Minerals Company $250 million 7 percent Notes due May 15, 2007.

  (i) Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-62145) with respect to Cyprus Amax Minerals Company and Cyprus Amax Finance Corporation $600 million Shelf Registration.

We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



Price Waterhouse LLP

                                       22